                                                                    Exhibit 99.1

                                                                   PRESS RELEASE

[NUVELO LETTERHEAD]

CONTACTS:
Pete Garcia
Sr. VP and Chief Financial Officer
408-215-4574
pgarcia@nuvelo.com

Nicole Estrin
Manager of Corporate Communications & IR
408-215-4572
nestrin@nuvelo.com

           NUVELO ANNOUNCES SECOND QUARTER 2003 FINANCIAL RESULTS AND
                                 ACCOMPLISHMENTS

SUNNYVALE, Calif., July 31, 2003 /PRNewswire/ -- Nuvelo, Inc. (Nasdaq: NUVO) today announced results for the second quarter ended June 30, 2003.

For the three months ended June 30, 2003, Nuvelo reported a net loss of $16.3 million or $0.26 per share compared to a net loss of $8.1 million or $0.37 per share for the same period in 2002. The net loss increase of $8.2 million was primarily attributed to a one-time expense charge of $5.0 million related to the termination of a lease associated with one of our facilities, and reduced revenue related to the completion of the company's agricultural gene discovery collaboration with BASF Plant Science LLC in January 2003. Revenues for the second quarter of 2003 were approximately $0.4 million, compared to revenues of $6.7 million for the same period in 2002. For the six months ended June 30, 2003 Nuvelo reported a net loss of $29.9 million or $0.53 per share, compared to a net loss of $27.0 million or $1.32 per share for the same period in 2002. Revenues for the six-month period ended June 30, 2003 were $1.7 million compared to revenues of $11.9 million for the same period in 2002. The loss per share for the three and six months ended June 30, 2003 was impacted and reduced from the same period in 2002 as a result of additional shares issued through the acquisition of VARIAGENICS, Inc., which was completed on January 31, 2003.

As of June 30, 2003, Nuvelo had approximately $29.2 million in cash, cash equivalents, short-term investments and restricted cash compared to approximately $3.3 million at December 31, 2002. In addition, as of June 30, 2003, Nuvelo had $9.0 million available through a line of credit from George Rathmann, Ph.D., chairman of Nuvelo's board of directors.

"Over the past quarter we have made significant progress toward our goal of building a world-class biopharmaceutical company," said Ted W. Love, MD, president and chief executive officer

[NUVELO LETTERHEAD]

of Nuvelo. "We initiated two Phase II
trials with our lead product candidate, alfimeprase, marking the achievement of a major clinical goal we had set earlier in the year. These trials are progressing as planned and we are on target to meet our year-end goal of completing at least one of these trials by the end of 2003. In addition, we are executing on our goal to monetize non-core assets acquired from our merger with VARIAGENICS and we have made important advances in both our immunotherapeutics and secreted proteins programs."

Additional Highlights

--Sell-side analyst coverage initiated by JMP Securities

--Added to the Russell 3000 Index(R)

--Filed a universal shelf registration statement with the SEC to offer up to $50 million worth of common or preferred stock, or debt securities, to be used for general corporate purposes, including capital expenditures and to meet working capital needs

--Appointed Jan Johansson, MD, PhD, as chief medical officer and VP of Clinical Affairs


Forward Outlook

--Full publication of results from our Phase I trial with alfimeprase in a medical journal later this year

--Completion of at least one of our two Phase II "proof of concept" trials with alfimeprase by the end of 2003

--Near-term monetization of our non-core assets

-- Identification of additional clinical candidates from Nuvelo research programs

About Nuvelo

Nuvelo, Inc., formed by the merger of Hyseq Pharmaceuticals, Inc. and VARIAGENICS, Inc., is engaged in the discovery, development and commercialization of life improving therapeutics for the treatment of human disease. Nuvelo's lead product candidate, alfimeprase, is partnered with Amgen and is currently in two Phase II trials in two indications, peripheral arterial occlusion and catheter occlusion. Additional programs include drug discovery focused on immunotherapeutics and secreted proteins.

Information about Nuvelo is available at our new Web site at www.nuvelo.com or by phoning 408-215-4000.

Statements contained in this press release which are not historical in nature, are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "believe," "expect," "anticipate," "should," "may," "estimate," "goals," and "potential," among others. Such statements are based on our management's current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risk that we may not successfully integrate the VARIAGENICS business following our recent merger, uncertainties relating to drug discovery, clinical development processes and the development and commercialization of our molecular diagnostics technology; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological changes; uncertainties relating to patent protection and regulatory approval; and uncertainties relating to our ability to obtain substantial additional funds required for progress in drug discovery and development. These and other factors are identified and described in more detail in Nuvelo, Hyseq and VARIAGENICS filings with the SEC, including without limitation Nuvelo's annual report on Form 10-K and the related Form 10-K/A for the year ended December 31, 2002 and Nuvelo's quarterly report on Form 10-Q for the quarter ended March 31, 2003. We disclaim any intent or obligation to update these forward-looking statements.


                                  NUVELO, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                             THREE MONTHS ENDED                SIX MONTHS ENDED
                                      ------------------------------    ------------------------------
                                      JUNE 30, 2003    JUNE 30, 2002    JUNE 30, 2003    JUNE 30, 2002
                                      -------------    -------------    -------------    -------------
Contract Revenue:                               394            6,661            1,678           11,893

Operating Expense:
   Research and development                   7,270           10,740           18,072           31,754
   General and administrative                 7,675            3,165           11,523            6,223
   Restructuring                                 --              610               --              610
                                      -------------    -------------    -------------    -------------
Total operating expenses                     14,945           14,515           29,595           38,587

                                      -------------    -------------    -------------    -------------
Loss from operations                        (14,551)          (7,854)         (27,917)         (26,694)

Loss on sale of fixed assets                 (1,518)              --           (1,562)              --
Realized Gain on investment                      --               --               40               --
Interest expense, net                          (239)            (214)            (451)            (442)
                                      -------------    -------------    -------------    -------------
Loss before minority interest               (16,308)          (8,068)         (29,890)         (27,136)
                                      -------------    -------------    -------------    -------------

Loss attributable to minority
  interest                                       --               --               --              112
                                      -------------    -------------    -------------    -------------
Net loss                                    (16,308)          (8,068)         (29,890)         (27,024)
                                      =============    =============    =============    =============
                                      -------------    -------------    -------------    -------------
Basic and diluted net loss
  per share                                   (0.26)           (0.37)           (0.53)           (1.32)
                                      =============    =============    =============    =============
Weighted average shares used in
  computing basic and diluted
  net loss per share                         63,149           22,055           56,430           20,399


                                                             [NUVELO LETTERHEAD]



                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 AND OTHER DATA
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                       June 30,       December 31,
                                                         2003            2002
                                                     -----------     -------------
Cash, cash equivalents and short term investments    $   26,576       $   2,225
Restricted cash                                           2,612           1,106
Total assets                                             49,035          27,072
Deferred revenue                                             --             525
Noncurrent portion of capital leases                      2,013           1,026
Notes payable - long term                                 6,600           4,000
Accumulated deficit                                    (183,262)       (153,372)
Total stockholders' equity (deficit)                 $   15,260       $  (4,564)


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